CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 of Form S-1 of our report dated November 13, 2017, relating to the financial statements of PrestoCorp, for the years ended December 31, 2016 and 2015, which report appears in the Current Report on Form 8-K/A of Cannabis Sativa, Inc. as filed on November 14, 2017.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

January 10, 2018